AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

                                      AMONG

                    WESTERN-SOUTHERN LIFE ASSURANCE COMPANY,

                         PIMCO VARIABLE INSURANCE TRUST,

                                       AND

                          PIMCO FUNDS DISTRIBUTORS LLC

         This Amendment No. 1 to the Participation Agreement dated April 9, 1999 (the "Agreement") between Western-Southern Life Assurance Company (the "Company"), PIMCO Variable Insurance Trust (the "Fund"), and PIMCO Funds Distributors LLC (the "Underwriter") is effective as of April 1, 2000. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

         WHEREAS, the Company, the Fund, and the Underwriter have entered into the Agreement to provide for the purchase by the Company, on behalf of one or more of its segregated asset accounts ("Accounts"), of shares of beneficial interest of the several series ("Portfolios") of the Fund;

         WHEREAS, the Fund, effective April 1, 2000, may offer shares of its Portfolios in two classes, designated "Institutional Class" shares and "Administrative Class" shares;

         WHEREAS, the shares of the Portfolios offered prior to April 1, 2000 have been designated as Administrative Class shares;

         NOW THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree that the final WHEREAS clause in the Agreement be amended to read as follows:

                  "WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Administrative Class shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;"

     This Amendment No. 1 may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.


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WESTERN-SOUTHERN LIFE ASSURANCE COMPANY

                                            By its authorized officer

                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------
                                            Date:
                                                 -------------------------------


PIMCO VARIABLE INSURANCE TRUST

                                            By its authorized officer

                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------
                                            Date:
                                                 -------------------------------


PIMCO FUNDS DISTRIBUTORS LLC

                                            By its authorized officer

                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------
                                            Date:
                                                 -------------------------------


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